As filed with the Securities and Exchange Commission on May 12, 2008

Registration No. 333-135006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment

No. 2 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WELLS FARGO & COMPANY

WELLS FARGO CAPITAL X

WELLS FARGO CAPITAL XI

WELLS FARGO CAPITAL XII

WELLS FARGO CAPITAL XIII

WELLS FARGO CAPITAL XIV

WELLS FARGO CAPITAL XV

WELLS FARGO CAPITAL XVI

WELLS FARGO CAPITAL XVII

WELLS FARGO CAPITAL XVIII

WELLS FARGO CAPITAL XIX

WELLS FARGO CAPITAL XX

(Exact name of each Registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation or organization)

41-0449260

43-6895404

20-2561146

20-2561223

20-2561291

26-6295527

26-6295566

26-6295771

26-6296745

26-6296759

26-6299181

26-6296771

(I.R.S. Employer

Identification Nos.)

420 Montgomery Street San Francisco, California 94163 (866) 878-5865 (Address, including zip code, and telephone number, including area code, of Wells Fargo & Company’s principal executive offices)

Wells Fargo Center

MAC #N9305-173

Sixth & Marquette

Minneapolis, Minnesota 55479

(612) 667-2085

(Address, including zip code, and telephone number, including area code, of the principal executive offices of
Wells Fargo Capital Registrants)

James M. Strother

Executive Vice President and General Counsel

Wells Fargo & Company

MAC #A0149-072

633 Folsom Street

San Francisco, California 94107

415-396-1793

(Name, address, including zip code, and

telephone number, including area code, of agent for service)

With a copy to:

Mary E. Schaffner Wells Fargo & Company MAC #N9305-173 Wells Fargo Center, 17th Floor Sixth and Marquette Minneapolis, Minnesota 55479	Sonia A. Shewchuk Faegre & Benson LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402-3901	Douglas D. Smith Gibson, Dunn & Crutcher LLP One Montgomery Street, 31st Floor San Francisco, California 94104

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Wells Fargo & Company Debt Securities (2), Preferred Stock, Depositary Shares, Purchase Contracts (3), Units (4), Common Stock, par value $1-2/3 per share (5), Securities Warrants, and back-up undertakings in connection with the Preferred Securities or Normal Preferred Purchase Securities, Capital Preferred Purchase Securities and Stripped Preferred Purchase Securities of Wells Fargo Capital X, Wells Fargo Capital XI, Wells Fargo Capital XII, Wells Fargo Capital XIII, Wells Fargo Capital XIV, Wells Fargo Capital XV, Wells Fargo Capital XVI, Wells Fargo Capital XVII, Wells Fargo Capital XVIII, Wells Fargo Capital XIX and Wells Fargo Capital XX (6)

	(7)(8)(9)	(9)	(9)	(10)
Wells Fargo Capital X Preferred Securities, Normal Preferred Purchase Securities, Capital Preferred Purchase Securities and Stripped Preferred Purchase Securities
Wells Fargo Capital XI Preferred Securities, Normal Preferred Purchase Securities, Capital Preferred Purchase Securities and Stripped Preferred Purchase Securities
Wells Fargo Capital XII Preferred Securities, Normal Preferred Purchase Securities, Capital Preferred Purchase Securities and Stripped Preferred Purchase Securities
Wells Fargo Capital XIII Preferred Securities, Normal Preferred Purchase Securities, Capital Preferred Purchase Securities and Stripped Preferred Purchase Securities
Wells Fargo Capital XIV Preferred Securities, Normal Preferred Purchase Securities, Capital Preferred Purchase Securities and Stripped Preferred Purchase Securities
Wells Fargo Capital XV Preferred Securities, Normal Preferred Purchase Securities, Capital Preferred Purchase Securities and Stripped Preferred Purchase Securities
Wells Fargo Capital XVI Preferred Securities, Normal Preferred Purchase Securities, Capital Preferred Purchase Securities and Stripped Preferred Purchase Securities
Wells Fargo Capital XVII Preferred Securities, Normal Preferred Purchase Securities, Capital Preferred Purchase Securities and Stripped Preferred Purchase Securities
Wells Fargo Capital XVIII Preferred Securities, Normal Preferred Purchase Securities, Capital Preferred Purchase Securities and Stripped Preferred Purchase Securities
Wells Fargo Capital XIX Preferred Securities, Normal Preferred Purchase Securities, Capital Preferred Purchase Securities and Stripped Preferred Purchase Securities
Wells Fargo Capital XX Preferred Securities, Normal Preferred Purchase Securities, Capital Preferred Purchase Securities and Stripped Preferred Purchase Securities

(1)	Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)	There is being registered hereby such indeterminate principal amount of Debt Securities as may from time to time be issued at indeterminate prices. The Debt Securities to be offered hereunder will consist of one or more series of Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities, or any thereof, as more fully described herein.
(3)	The Purchase Contracts may require the holder thereof to purchase or sell (i) Debt Securities, Preferred Stock, Depositary Shares or Common Stock of Wells Fargo & Company; (ii) securities of an entity unaffiliated with the Registrants, a basket of such securities or any combination of the above, (iii) currencies or (iv) commodities.
(4)	The Units to be offered hereunder will consist of one or more Purchase Contracts and Debt Securities.
(5)	Common Stock will be issued only upon conversion, exchange or exercise of Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares or Securities Warrants.
(6)	Includes the obligations of Wells Fargo & Company under a declaration of trust, a guarantee issued with respect to Preferred Securities or Normal Preferred Purchase Securities, Capital Preferred Purchase Securities and Stripped Preferred Purchase Securities (collectively, the “Preferred Purchase Securities”) issued by a Trust, the Junior Subordinated Debt Securities purchased by a Trust, and the Junior Subordinated Indenture, including Wells Fargo & Company’s agreement to pay all trust obligations other than the Common Securities and Preferred Securities or the Preferred Purchase Securities. No separate consideration will be received for such obligations.

(7)	Includes (i) such indeterminate number of shares of Preferred Stock of Wells Fargo & Company as may be issued from time to time at indeterminate prices plus such indeterminate number of shares of Preferred Stock of Wells Fargo & Company as may be issued upon exercise of Securities Warrants of Wells Fargo & Company or in exchange for, or upon conversion of, Debt Securities of Wells Fargo & Company or other Preferred Stock of Wells Fargo & Company registered hereunder, (ii) such indeterminate number of Depositary Shares of Wells Fargo & Company as may be issued in the event Wells Fargo & Company elects to offer fractional interests in shares of Preferred Stock registered hereunder, (iii) such indeterminate number of shares of Common Stock of Wells Fargo & Company as may be issued upon exercise of Securities Warrants of Wells Fargo & Company or in exchange for, or upon conversion of, Debt Securities or Preferred Stock of Wells Fargo & Company registered hereunder, (iv) such indeterminate number of Purchase Contracts as may be issued from time to time at indeterminate prices, and (v) such indeterminate number of Warrants as may be issued from time to time at indeterminate prices. Also includes an indeterminate number of Preferred Securities and Preferred Purchase Securities of Wells Fargo Capital X, Wells Fargo Capital XI, Wells Fargo Capital XII, Wells Fargo Capital XIII, Wells Fargo Capital XIV, Wells Fargo Capital XV, Wells Fargo Capital XVI, Wells Fargo Capital XVII, Wells Fargo Capital XVIII, Wells Fargo Capital XIX and Wells Fargo Capital XX (the “Trusts”) as may be issued at indeterminate prices and Junior Subordinated Debt Securities that may be issued by Wells Fargo & Company to evidence a loan by a Trust to Wells Fargo & Company of the proceeds from the sale of the Preferred Securities or the Preferred Purchase Securities of such Trust. Junior Subordinated Debt Securities evidencing the loan to Wells Fargo & Company may later be distributed to the holders of a Trust’s Preferred Securities or the Preferred Purchase Securities upon dissolution of a Trust. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by Depositary Shares.
(8)	This registration statement also registers, where required, an indeterminate amount of securities to be offered and sold by affiliates of Wells Fargo & Company in market-making transactions.
(9)	Not applicable pursuant to Form S-3 General Instruction II(E).
(10)	In accordance with Rules 456(b) and 457(r), Wells Fargo & Company is deferring payment of all of the registration fees, except for $198,636.07 that has already been paid with respect to securities that were previously registered pursuant to Registration Statement No. 333-123689, which was filed on March 30, 2005, and were not sold thereunder. Pursuant to Rule 457(p), such unutilized filing fees may be applied to the filing fee payable pursuant to this Registration Statement.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-135006) is being filed for the purpose of (i) adding each of Wells Fargo Capital XIV, Wells Fargo Capital XV, Wells Fargo Capital XVI, Wells Fargo Capital XVII, Wells Fargo Capital XVIII, Wells Fargo Capital XIX and Wells Fargo Capital XX as an issuer and co-registrant to the Registration Statement hereunder, (ii) registering additional securities pursuant to Rule 413(b) under the Securities Act of 1933, as amended, and filing a prospectus relating to such additional securities, and (iii) filing additional exhibits to the Registration Statement. No changes or additions are being made hereby to the two existing prospectuses that already form a part of the Registration Statement. Accordingly, such existing prospectuses are being omitted from this filing. This Post-Effective Amendment No. 2 shall become effective immediately upon filing with the Securities and Exchange Commission.

The prospectus may be used by affiliates of Wells Fargo & Company in market-making transactions in the securities covered by such prospectus.

PROSPECTUS

WELLS FARGO & COMPANY

Junior Subordinated Debt Securities

Purchase Contracts

Preferred Stock

420 Montgomery Street

San Francisco, California 94163

(800) 411-4932

WELLS FARGO CAPITAL XIII

WELLS FARGO CAPITAL XIV

WELLS FARGO CAPITAL XV

WELLS FARGO CAPITAL XVI

WELLS FARGO CAPITAL XVII

WELLS FARGO CAPITAL XVIII

WELLS FARGO CAPITAL XIX

WELLS FARGO CAPITAL XX

Trust Preferred Securities

Normal Preferred Purchase Securities

Capital Preferred Purchase Securities

Stripped Preferred Purchase Securities

Fully and Unconditionally

Guaranteed by Wells Fargo & Company

Wells Fargo Center

MAC #N9305-173

Sixth Street & Marquette Avenue

Minneapolis, Minnesota 55479

(612) 667-2085

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are our unsecured obligations and are not savings accounts, deposits or other obligations of any bank or nonbank subsidiary of Wells Fargo & Company. These securities are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

This prospectus is dated May 12, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Wells Fargo & Company and Wells Fargo Capital X, Wells Fargo Capital XI, Wells Fargo Capital XII, Wells Fargo Capital XIII, Wells Fargo Capital XIV, Wells Fargo Capital XV, Wells Fargo Capital XVI, Wells Fargo Capital XVII, Well Fargo Capital XVIII, Wells Fargo Capital XIX and Wells Fargo Capital XX, or the “Trusts,” filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process.

You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” A free writing prospectus that describes particular securities may also be prepared. Any free writing prospectus should be read in connection with this prospectus and with any prospectus supplement referred to therein.

When we refer to “Wells Fargo,” “we,” “our” and “us” in this prospectus, we refer only to Wells Fargo & Company, and not Wells Fargo & Company together with its subsidiaries, unless the context indicates otherwise.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the Trusts and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC office mentioned under the heading “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange and Chicago Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-3000, and for further information on obtaining copies of our public filings at the Chicago Stock Exchange, you should call (312) 663-2222.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the date of this prospectus and prior to the later of (i) the time that we and/or a Trust sell all the securities offered by this prospectus and (ii) the date that our broker-dealer subsidiaries cease offering securities in market-making transactions pursuant to this prospectus (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2007, including information specifically incorporated by reference into our Form 10-K from our 2007 Annual Report to Stockholders and our definitive Proxy Statement for our 2008 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

•	Current Reports on Form 8-K filed January 16, 2008, January 24, 2008, January 31, 2008, March 7, 2008, March 12, 2008, March 18, 2008, April 16, 2008, April 23, 2008, May 5, 2008 and May 6, 2008; and

•	the description of our common stock contained in Exhibit 99(e) to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, including any amendment or report filed to update such description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Laurel A. Holschuh

Corporate Secretary

Wells Fargo & Company

Wells Fargo Center

MAC #N9305-173

Sixth and Marquette

Minneapolis, Minnesota 55479

Phone: (612) 667-8655

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You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we nor the Trusts, nor any underwriters or agents, have authorized anyone else to provide you with different information. Wells Fargo and the Trusts may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. Wells Fargo and the Trusts are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

LEGAL OPINIONS

Jeannine E. Zahn, who is our Senior Counsel, or another of our lawyers, will issue an opinion about the legality of our securities offered by this prospectus. Ms. Zahn owns, or has the right to acquire, a number of shares of our common stock which represents less than 0.1% of the total outstanding common stock. Richards, Layton & Finger, P.A., special Delaware counsel for the Trusts, will pass upon certain legal matters for the Trusts. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Gibson, Dunn & Crutcher LLP, San Francisco, California. Gibson, Dunn & Crutcher LLP represents us and certain of our subsidiaries in other legal matters. Ms. Zahn may rely on Gibson, Dunn & Crutcher LLP as to matters of New York law.

EXPERTS

The consolidated financial statements of Wells Fargo & Company as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the consolidated financial statements refers to the Company’s change in the method of accounting for income taxes, leveraged lease transactions, certain mortgages held for sale and retained interests, and additional disclosure regarding the measurement of fair value for financial assets and liabilities in 2007 and refers to the Company’s change in the method of accounting for residential mortgage servicing rights and stock-based compensation in 2006.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrants in connection with the issuance and distribution of the securities being registered:

Registration Fee	0	(1)
Legal Fees and Expenses*	$3,000,000
Trustee Fees and Expenses*	600,000
Accounting Fees and Expenses*	2,500,000
Blue Sky and Legal Investment Fees and Expenses*	100,000
Printing and Engraving Fees*	4,000,000
Rating Agency Fees*	3,000,000
Listing Fees*	500,000
Miscellaneous*	100,000

Total*	$13,800,000

(1)	Deferred in accordance with Rules 456(b) and 457(r).
*Estimated	pursuant to instruction to Item 511 of Regulation S-K.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with litigation. Article Fourteenth of the restated certificate of incorporation of Wells Fargo & Company (“Wells Fargo”), as amended, provides for broad indemnification of directors and officers. Wells Fargo also maintains insurance coverage relating to certain liabilities of directors and officers.

The declaration of trust and trust agreement for each of Wells Fargo Capital XIV, Wells Fargo Capital XV, Wells Fargo Capital XVI, Wells Fargo Capital XVII, Wells Fargo Capital XVIII, Wells Fargo Capital XIX and Wells Fargo Capital XX, filed as Exhibit 4(c) to this Registration Statement, provides for broad indemnification of the trustees of such trusts and the officers and directors of such trustees.

Pursuant to the terms of forms of underwriting agreements filed or to be filed in connection with this Registration Statement, the directors and officers of the Registrants will be indemnified against certain civil liabilities that they may incur under the Securities Act of 1933 in connection with this Registration Statement and the related Prospectus and applicable Prospectus Supplement.

ITEM 16. EXHIBITS

The following Exhibits are filed as part of this Post-Effective Amendment No. 2:

1	(a)	Form of Underwriting Agreement.*

4	(a)	Certificate of Amendment to Certificate of Trust of Wells Fargo Capital XIII.

4	(b)	Certificates of Trust of each of Wells Fargo Capital XIV, Wells Fargo Capital XV, Wells Fargo Capital XVI, Wells Fargo Capital XVII, Wells Fargo Capital XVIII, Wells Fargo Capital XIX and Wells Fargo Capital XX (the “New Trusts”).

4	(c)	Declarations of Trust and Trust Agreements of each of the New Trusts.

4	(d)	Form of Amended and Restated Declaration of Trust and Trust Agreement of each of the Trusts relating to Preferred Securities (incorporated by reference to Exhibit 4(qq) to Wells Fargo’s Amendment No. 1 to Registration Statement on Form S-3, dated July 20, 2005).

4	(e)	Form of Preferred Security Certificate (included as part of Exhibit 4(d)).

4	(f)	Form of Amended and Restated Declaration of Trust and Trust Agreement of each of the Trusts relating to Normal Preferred Purchase Securities, Capital Preferred Purchase Securities and Stripped Preferred Purchase Securities.

4	(g)	Form of Normal Preferred Purchase Security Certificate (included as part of Exhibit 4(f)).

4	(h)	Form of Capital Preferred Purchase Security Certificate (included as part of Exhibit 4(f)).

4	(i)	Form of Stripped Preferred Purchase Security Certificate (included as part of Exhibit 4(f)).

4	(j)	Form of Guarantee Agreement relating to Normal Preferred Purchase Securities, Capital Preferred Purchase Securities and Stripped Preferred Purchase Securities.

4	(k)	Form of Purchase Contract Agreement.*

4	(l)	Form of Collateral Agreement.*

5		Opinion of Richards, Layton & Finger, P.A.

23	(a)	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5).

23	(b)	Consent of Independent Registered Public Accounting Firm.

24	(a)	Powers of Attorney of Wells Fargo.**

24	(b)	Powers of Attorney of each of Wells Fargo Capital X, Wells Fargo Capital XI, Wells Fargo Capital XII and Wells Fargo Capital XIII.**

24	(c)	Powers of Attorney of each New Trust (included as part of Exhibit 4(c)).

25	(a)	Statement of Eligibility of The Bank of New York Trust Company, N.A., property trustee under the Amended and Restated Declaration of Trust and Trust Agreement.

25	(b)	Statement of Eligibility of The Bank of New York Trust Company, N.A., as guarantee trustee under the Guarantee Agreement.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by a post-effective amendment to this Registration Statement.
**	Previously filed.

ITEM 17. UNDERTAKINGS

(a)     Each of the undersigned Registrants hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the Registration Statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)    Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Wells Fargo & Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    Each of the undersigned Registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 12, 2008.

WELLS FARGO & COMPANY

/s/ John G. Stumpf

By:

John G. Stumpf

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the undersigned Trusts certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Post-Effective Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 12, 2008.

WELLS FARGO CAPITAL X

WELLS FARGO CAPITAL XI

WELLS FARGO CAPITAL XII

WELLS FARGO CAPITAL XIII

WELLS FARGO CAPITAL XIV

WELLS FARGO CAPITAL XV

WELLS FARGO CAPITAL XVI

WELLS FARGO CAPITAL XVII

WELLS FARGO CAPITAL XVIII

WELLS FARGO CAPITAL XIX

WELLS FARGO CAPITAL XX

By:    Wells Fargo & Company, as Agent

/s/ John G. Stumpf

By:

John G. Stumpf, President and Chief Executive Officer of

Wells Fargo & Company

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to this Registration Statement has been signed on May 12, 2008 by the following persons in the capacities with Wells Fargo & Company indicated:

/s/ John G. Stumpf John G. Stumpf	President and Chief Executive Officer (Principal Executive Officer)

/s/ Howard I. Atkins Howard I. Atkins	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Richard D. Levy Richard D. Levy	Executive Vice President and Controller (Principal Accounting Officer)

LLOYD H. DEAN

SUSAN E. ENGEL

ENRIQUE HERNANDEZ, JR.

ROBERT L. JOSS

RICHARD M. KOVACEVICH

RICHARD D. McCORMICK

CYNTHIA H. MILLIGAN

PHILIP J. QUIGLEY

DONALD B. RICE

JUDITH M. RUNSTAD

STEPHEN W. SANGER

SUSAN G. SWENSON

MICHAEL W. WRIGHT

) ) ) ) ) ) ) ) ) )	A majority of the Board of Directors of Wells Fargo & Company*

*Howard I. Atkins, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

/s/ Howard I. Atkins

Howard I. Atkins, Attorney-in-Fact

EXHIBIT INDEX

Number	Description	Form of Filing
1(a)	Form of Underwriting Agreement.*
4(a)	Certificate of Amendment to Certificate of Trust of Wells Fargo Capital XIII.	Electronic Transmission
4(b)	Certificates of Trust of each of Wells Fargo Capital XIV, Wells Fargo Capital XV, Wells Fargo Capital XVI, Wells Fargo Capital XVII, Wells Fargo Capital XVIII, Wells Fargo Capital XIX and Wells Fargo Capital XX (the “New Trusts”).	Electronic Transmission
4(c)	Declarations of Trust and Trust Agreements of each of the New Trusts.	Electronic Transmission
4(d)	Form of Amended and Restated Declaration of Trust and Trust Agreement of each of the Trusts relating to Preferred Securities (incorporated by reference to Exhibit 4(qq) to Wells Fargo’s Amendment No. 1 to Registration Statement on Form S-3 dated July 20, 2005).
4(e)	Form of Preferred Security Certificate (included as part of Exhibit 4(d)).
4(f)	Form of Amended and Restated Declaration of Trust and Trust Agreement of each of the Trusts relating to Normal Preferred Purchase Securities, Capital Preferred Purchase Securities and Stripped Preferred Purchase Securities.	Electronic Transmission
4(g)	Form of Normal Preferred Purchase Security Certificate (included as part of Exhibit 4(f)).
4(h)	Form of Capital Preferred Purchase Security Certificate (included as part of Exhibit 4(f)).
4(i)	Form of Stripped Preferred Purchase Security Certificate (included as part of Exhibit 4(f)).
4(j)	Form of Guarantee Agreement relating to Normal Preferred Purchase Securities, Capital Preferred Purchase Securities and Stripped Preferred Purchase Securities.	Electronic Transmission
4(k)	Form of Purchase Contract Agreement.*
4(l)	Form of Collateral Agreement.*
5	Opinion of Richards, Layton & Finger, P.A.	Electronic Transmission
23(a)	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5).
23(b)	Consent of Independent Registered Public Accounting Firm.	Electronic Transmission
24(a)	Powers of Attorney of Wells Fargo.**
24(b)	Powers of Attorney of each of Wells Fargo Capital X, Wells Fargo Capital XI, Wells Fargo Capital XII and Wells Fargo Capital XIII.**
24(c)	Powers of Attorney of each New Trust (included as part of Exhibit 4(c)).

Number	Description	Form of Filing
25(a)	Statement of Eligibility of The Bank of New York Trust Company, N.A., property trustee under the Amended and Restated Declaration of Trust and Trust Agreement.	Electronic Transmission
25(b)	Statement of Eligibility of The Bank of New York Trust Company, N.A., as guarantee trustee under the Guarantee Agreement.	Electronic Transmission

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by a post-effective amendment to this Registration Statement.
**	Previously filed.